Exhibit 23

                      CONSENT OF INDEPENDENT AUDITORS


     We consent to the inclusion of all of the audited financial statements which we prepared of Madison, York & Associates, Inc., Cabot Richards & Reed, Inc., R & R Advertising, Inc., and iMall, Inc. (the "Company"), in the Company's registration on Form 10 to be filed with the Securities and Exchange Commission.

Salt Lake City, Utah
January 30, 1997



                                /s/ Crouch, Bierwolf & Chisholm
                                --------------------------------
                                    Crouch, Bierwolf & Chisholm